Exhibit 4.04

CADENCE DESIGN SYSTEMS, INC.
as Issuer
and
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee
INDENTURE
Dated as of December 19, 2006
1.500% Convertible Senior Notes due 2013

i

Page
Section 7.05. Revocation of Consents; Future Holders Bound	52

ARTICLE 8
Noteholders’ Meetings

Section 8.01. Purpose of Meetings	52
Section 8.02. Call of Meetings by Trustee	53
Section 8.03. Call of Meetings by Company or Noteholders	53
Section 8.04. Qualifications for Voting	53
Section 8.05. Regulations	53
Section 8.06. Voting	54
Section 8.07. No Delay of Rights by Meeting	55

ARTICLE 9
Supplemental Indentures

Section 9.01. Supplemental Indentures Without Consent of Noteholders	55
Section 9.02. Supplemental Indentures With Consent of Noteholders	56
Section 9.03. Effect of Supplemental Indentures	57
Section 9.04. Notation on Notes	58
Section 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee	58

ARTICLE 10
Consolidation, Merger, Sale, Conveyance and Lease

Section 10.01. Company May Consolidate, etc. on Certain Terms	58
Section 10.02. Successor Corporation to be Substituted	59
Section 10.03. Officers’ Certificate and Opinion of Counsel to be Given to Trustee	60

ARTICLE 11
Satisfaction and Discharge of Indenture

Section 11.01. Discharge of Indenture	60
Section 11.02. Deposited Monies to be Held in Trust by Trustee	61
Section 11.03. Paying Agent to Repay Monies Held	61
Section 11.04. Return of Unclaimed Monies	61
Section 11.05. Reinstatement	61

ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01. Indenture and Notes Solely Corporate Obligations	62

Cadence Design Systems, Inc.
Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of December 19, 2006

		Indenture
	TIA Section	Section
§310	(a)(l)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.09
	(b)	6.08; 6.10; 6.11
311	(a)	Not Applicable
	(b)	6.13
312	(a)	4.01; 4.02(a)
	(b)	4.02(b)
	(c)	4.02(c)
313	(a)	4.03(a)
	(b)	4.03(a)
	(c)	4.03(a)
	(d)	4.03(b)
314	(a)	4.04(a)
	(b)	Not Applicable
	(c)(l)	3.08
	(c)(2)	3.08
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	3.08
315	(a)	6.01
	(b)	5.08
	(c)	6.01
	(d)	6.01
	(e)	5.09
316	(a)	1.01
	(a)(l)(A)	7.01; 5.01
	(a)(l)(B)	5.07
	(a)(2)	Not Applicable
	(b)	5.04
	(c)	7.01
317	(a)(l)	5.02; 5.03; 5.05
	(a)(2)	5.02
	(b)	6.05; 11.01
318	(a)	1.02
	(c)	1.02

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE dated as of December 19, 2006 between Cadence Design Systems, Inc., a Delaware corporation, as issuer (hereinafter sometimes called the “Company”, as more fully set forth in Section 1.01), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (hereinafter sometimes called the “Trustee”, as more fully set forth in Section 1.01).
WITNESSETH:
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 1.500% Convertible Senior Notes due 2013 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $250,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;
     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of the Fundamental Change Repurchase Notice and a form of conversion notice are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions.
     (a) The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01 . All other terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.
     “2011 Notes” means the 1.375% Convertible Senior Notes due 2011 of the Company issued pursuant to an indenture dated the date hereof between the Company and the Trustee.
     “Additional Extension Fee” shall have the meaning specified in Section 5.01.
     “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
     “Additional Shares” shall have the meaning specified in Section 13.10(e).
     “Adjustment Determination Date” shall have the meaning specified in Section 13.03(j).
     “Adjustment Event” shall have the meaning specified in Section 13.03(j).
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Beneficial Owner” and “Beneficial Ownership” means as determined in accordance with Rule 13d-3 under the Exchange Act.

     “Board of Directors” means the Board of Directors of the Company or, unless the context otherwise requires, a committee of such Board duly authorized to act for it hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or a duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.
     “Capital Lease” means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a capital lease on the balance sheet of the lessee.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Close of Business” means 5:00 p.m. (New York City time).
      “Code” means the Internal Revenue Code of 1986, as amended.
      “Commission” means the Securities and Exchange Commission.
     “Common Stock” means, subject to Section 13.05, shares of common stock of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means Cadence Design Systems, Inc., a Delaware corporation, and subject to the provisions of Article 10 and Section 13.05, its successors and assigns.

     “Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other officer designated in (a) or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
     “Conversion Agent” shall have the meaning specified in Section 3.02.
      “Conversion Date” shall have the meaning specified in Section 13.02(c).
      “Conversion Obligation” shall have the meaning specified in Section 13.01(a).
     “Conversion Price” means as of any date $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” shall have the meaning specified in Section 13.01(a).
     “Conversion Rate Cap” shall have the meaning specified in Section 13.03(m).
     “Corporate Trust Office” or other similar term means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 60 Wall Street — 27th Floor, New York, New York 10005, Attention: Trust and Securities Services; Re: Cadence Design Systems, Inc.
     “Custodian” means Deutsche Bank Trust Company Americas, as custodian for The Depository Trust Company, with respect to the Notes in global form, or any successor entity thereto.
     “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 13.05) on such day, as determined by the Company.
     “Daily Settlement Amount,” for each of the 20 Trading Days during the Observation Period, shall consist of:
     (i) cash equal to the lesser of $50 and the Daily Conversion Value relating to such day; and

     (ii) if such Daily Conversion Value exceeds $50, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and $50, divided by (B) the Daily VWAP of the Common Stock for such day.
     “Daily VWAP” for the Common Stock means, for each of the 20 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page CDNS.UQ <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined by the Board of Directors in good faith using a volume-weighted method or by a nationally recognized independent investment banking firm retained for this purpose by the Company).
     “Day” or “day” means a calendar day unless the context otherwise requires or as expressly stated.
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Defaulted Interest” shall have the meaning specified in Section 2.03.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.06(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Distributed Property” shall have the meaning specified in Section 13.03(c).
     “Effective Date” shall have the meaning specified in Section 13.01(e)(ii).
     “Event of Default” means, with respect to the Notes, any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.
     “Extension Fee” shall have the meaning specified in Section 5.01.
     “Ex-Dividend Date” means, (a) with respect to Section 13.01(b), the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer, and (b) in all other cases, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “First Extension Period” shall have the meaning specified in Section 5.01
     “Filing Default” shall have the meaning specified in Section 5.01.
      “Financial Institution” shall have the meaning specified in Section 13.10.
      “Filing Default Date” shall have the meaning specified in Section 5.01.
     “Filing Default Payment Date” shall have the meaning specified in Section 5.01.
     “Fundamental Change” means the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% shares of common stock, or depositary receipts representing such shares, that are listed on, or immediately after the transaction or event, will be listed on, a U.S. national securities exchange or approved, or immediately after the occurrence of the transaction or event, will be approved, for quotation on a U.S. system of automated dissemination of quotations of securities prices similar to the NASDAQ National Market prior to its designation as a national securities exchange.
     “Fundamental Change Repurchase Company Notice” shall have the meaning specified in Section 14.01(b).
     “Fundamental Change Expiration Time” shall have the meaning specified in Section 14.01(a).
     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 14.01(a).
     “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 14.01(a)(i).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 14.01 (a).

     “Global Note” shall have the meaning specified in Section 2.06(b).
     “Indebtedness” as applied to any Person, means (i) obligations, contingent or otherwise, for money borrowed (other than unamortized debt discount or premium); (ii) reimbursement and other obligations pertaining to letters of credit issued for the account of such Person; (iii) obligations under any swap, cap, collar, forward purchase contract, derivatives contract or other similar agreement pursuant to which such Person hedges risks related to interest rates, currency exchange rates, commodity prices, financial market conditions or other risks incurred by such Person in the operation of its business; (iv) obligations evidenced by bonds, debentures, promissory notes or other instruments or arrangements; (v) obligations as lessee under a Capital Lease; and (vi) obligations of such Person under any amendments, renewals, extensions, modifications and refundings of any such Indebtedness or obligations listed in clause (i), (ii), (iii), (iv) or (v) above. All Indebtedness of any type described in the immediately preceding sentence which is secured by a lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such Indebtedness, shall for all purposes be deemed to be Indebtedness of such Person. All Indebtedness for borrowed money incurred by any other Persons which is directly guaranteed as to payment of principal by such Person shall for all purposes be deemed to be Indebtedness of such Person, but no other contingent obligation of such Person in respect of Indebtedness incurred by any other Persons shall for any purpose be deemed to be Indebtedness of such Person.
     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     “Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.
     “Interest Payment Date” means June 15 and December 15 of each year, beginning on June 15, 2007.
     “Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other security is traded. If the Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the closing quoted bid price per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In the absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the closing bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms (which may include all or any of the Initial Purchasers) selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.
     “Market Disruption Event” means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Maturity Date” means December 15, 2013.
     “Measurement Period” shall have the meaning specified in Section 13.01(a)(i).
     “Merger Event” shall have the meaning specified in Section 13.05.
     “NASDAQ Global Select Market” shall mean the NASDAQ Global Select Market of The NASDAQ Stock Market, Inc. and any successor market or exchange.
     “Note” or “Notes” means any note or notes, as the case may be, authenticated and delivered under this Indenture.
     “Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any person in whose name at the time a particular Note is registered on the Note Register.
     “Note Register” shall have the meaning specified in Section 2.06(a).
      “Note Registrar” shall have the meaning specified in Section 2.06(a).
     “Notice of Conversion” shall have the meaning specified in Section 13.02(c).
     “Observation Period” means:

     (i) for Notes that are converted after the 23rd scheduled Trading Day prior to the Maturity Date, the 20 consecutive Trading Day period beginning on the third Trading Day following the 23rd scheduled Trading Day prior to the Maturity Date; and
     (ii) in all other instances, the 20 consecutive Trading Day period beginning on and including the second Trading Day after the related Conversion Date in respect of such Note.
     “Officers’ Certificate,” when used with respect to the Company, means a certificate delivered to the Trustee and signed by (a) one of the President, the Chief Executive Officer, any Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”) and (b) by any such other officer designated in (a) or by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company. Each such certificate shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section. One of the officers giving an Officers’ Certificate pursuant to Section 3.08 shall be the principal executive, financial or accounting officer of the Company.
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.
     “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (i) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation,
     (ii) Notes, or portions thereof, for the payment or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
     (iii) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

     (iv) Notes converted pursuant to Article 13.
     “Paying Agent” shall have the meaning specified in Section 3.02.
     “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof, including any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.
     “Purchase Agreement” means that certain Purchase Agreement dated December 14, 2006 among the Company and the Initial Purchasers.
     “record date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03 and, with respect to adjustments of the Conversion Rate, shall have the meaning specified in Section 13.03(f).
     “Reference Property” shall have the meaning specified in Section 13.05(b).
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 19, 2006, between the Company and the Initial Purchasers, for the benefit of themselves and the Noteholders, as the same may be amended or modified from time to time in accordance with the terms thereof.
     “Responsible Officer,” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Securities” has the meaning specified in Section 2.06(e).
     “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Spin-Off” shall have the meaning specified in Section 13.03(c).
     “Significant Subsidiary” means such Subsidiary of the Company as meets the definition of “significant subsidiary” in Rule 1-02 of Regulation S-X promulgated by the Commission.
     “Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 13.01(d) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day preceding the Effective Date.
     “Subsidiary” of the Company means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.
     “Successor Company” shall have the meaning specified in Section 10.01(a).
     “Trading Day” means a day during which (a) trading in the Common Stock generally occurs, (b) there is no Market Disruption Event and (c) a Last Reported Sale Price for the Common Stock (other than a Last Reported Sale Price referred to in the penultimate sentence of the definition of Last Reported Sale Price) is available for such day.
     “Trading Price” with respect to the Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company (which may include any or all of the Initial Purchasers); provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock (as provided to the Trustee by the Company) and the Conversion Rate.
     “Trigger Event” shall have the meaning specified in Section 13.03(c).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
     “Trustee” means Deutsche Bank Trust Company Americas, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.
     Section 1.02. Incorporation by Reference of Trust Indenture Act.
     This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:
     “indenture securities” means the Notes.
     “indenture security holder” means a Noteholder or a holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
     All other terms in this Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.

ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
     Section 2.01. Designation and Amount. The Notes shall be designated as the “1.500% Convertible Senior Notes due 2013.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $250,000,000, subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.07, Section 9.04 and Section 13.02.
     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The PORTAL Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be traded, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     The Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal and accrued and unpaid interest on the Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.
     The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the Close of Business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written application by such Person to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal in excess of $1,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “record date” with respect to any Interest Payment Date shall mean the June 1 and December 1 preceding the applicable June 15 or December 15 Interest Payment Date, respectively.
     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.04. Date and Denomination of Notes. The Notes shall be issuable in fully registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Note shall be dated the date of its authentication.
     Section 2.05. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, any of its Executive or Senior Vice Presidents, Managing Director, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company

Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
     Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this indenture.
     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
     The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel of national reputation, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Noteholders.
     Section 2.06. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.
     (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 3.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 3.02.
     Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or his attorney-in-fact duly authorized in writing.
     No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.
     None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (b) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) except in accordance with Article 8 for conversion and Article 14 for repurchase hereof, respectively.
     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
     (c) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (d) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
     If at any time the Depositary for a Global Note (i) notifies the Company that it is unwilling or unable to continue as Depositary for such Note or (ii) ceases to be registered as a clearing agency under the Exchange Act, the Company may appoint a successor Depositary with respect to such Note. If (1) a successor Depositary for such Global Note is not appointed by the Company within ninety (90) days after the Company receives such notice or the Depositary ceasing to be a registered clearing agency or (2) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary for the issuance of Notes in definitive form in exchange for a Global Note, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.
     Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the persons in whose names such definitive Notes are so registered.
     At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
     (e) Every Note that bears or is required under this Section 2.06(e) to bear the legend set forth in this Section 2.06(e) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.06(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Note holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.06(e) and Section 2.06(f), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
     Until the expiration of the holding period applicable to sales of Notes under Rule 144(k), any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.06(e), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has become effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:
     THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED

INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO CADENCE DESIGN SYSTEMS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.
     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(e). If the Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.06(e), the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.06(e) shall be increased by an equal principal amount. If a Global Note without the legend set forth in this Section 2.06(e) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.
     (f) Until the expiration of the holding period applicable to sales thereof under Rule 144(k), any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has become effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become effective under the Securities Act or pursuant to Rule 144, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:
     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT, UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO CADENCE DESIGN SYSTEMS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE), IT WILL FURNISH TO MELLON INVESTOR SERVICES LLC, AS TRANSFER AGENT (OR A

SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).
     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(f).
     (g) Any Note or Common Stock issued upon the conversion of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “Restricted Securities” (as defined under Rule 144); provided, however, that this Section shall not apply to any Notes or Common Stock that have previously been sold pursuant to an effective Registration Statement or under Rule 144.
     Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon delivery by the Company of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.
     In case any Note which has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or for conversion into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note in exchange and substitution for the mutilated Note, or in lieu of a destroyed, lost or stolen Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to any Paying Agent or Conversion Agent, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such payment or conversion in lieu of substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.
     Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

     Section 2.08. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon delivery by the Company of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 3.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.
     Section 2.09. Cancellation of Notes Paid, etc.. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Notes in accordance with its customary procedures and, after such destruction, shall deliver a certificate of such destruction to the Company upon delivery by the Company of a Company Order. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the Indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
     Section 2.10. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices to holders as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or in such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

     Section 2.11. Additional Notes, Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen the Notes and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder, provided that no such additional Notes may be issued unless fungible with the Notes initially issued hereunder for U.S. federal income tax purposes. The Company may also from time to time repurchase the Notes in tender offers, open market purchases or negotiated transactions without prior notice to Noteholders.
ARTICLE 3
Particular Covenants of the Company.
     Section 3.01. Payment of Principal, Interest, Additional Interest, Extension Fee and Conversion Obligation. The Company covenants and agrees that it will cause to be paid the principal of, accrued and unpaid interest on, Additional Interest, if any, and Extension Fee, if any, on each of the Notes and if applicable, payment of the cash and shares of Common Stock (including any Additional Shares) payable upon conversion of the Notes, at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of accrued and unpaid interest and Additional Interest, if any, on the Notes due on any Interest Payment Date and the Extension Fees and the Additional Extension Fees, if any, due on the Filing Default Payment Date may be paid by mailing checks for the amount payable to or upon the written order of the Noteholders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Note Registrar not later than the relevant record date or Filing Default Date, as applicable, accrued and unpaid interest and Additional Interest, if any, or the Extension Fees or Additional Extension Fees, if any, on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States supplied by such holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest and Additional Interest, if any, and Extension Fees, if any, made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
     Section 3.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may change the Paying Agent without prior notice to the Noteholders but with notice to the initial Paying Agent and the Company may act as Paying Agent. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms Paying Agent and Conversion Agent include any such additional or other offices or agencies, as applicable.
     The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan shall be considered as the initial office or agency of the Company for each of the aforesaid purposes.
     So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 6.10(a) and the third paragraph of Section 6.11.
     Section 3.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 3.04. Provisions as to Paying Agent.
     (a) If the Company shall appoint a Paying Agent other than the Trustee or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,

     (i) that it will hold all sums held by it as such agent for the payment of the principal of, and accrued and unpaid interest (including Additional Interest, if any) and the Extension Fees and Additional Extension Fees, if any, on, the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;
     (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of, or accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid interest (including Additional Interest, if any) or Extension Fees or Additional Extension Fees, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any such payment on the Notes, when the same shall become due and payable.
     (c) Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Section 11.03 and Section 11.04.
     Section 3.05. Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 3.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales under Rule 144(k) of Notes or any Common Stock issued upon conversion thereof, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Noteholder or beneficial holder of Notes or any holder or beneficial holder of Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any such holder and it will take such further action as any such holder may reasonably request, all to the extent required from time to time to enable such holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A. Upon the request of any such holder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.
     Section 3.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or interest (including Additional Interest, if any) or Extension Fees or Additional Extension Fees, if any, on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 3.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on

December 31, 2006) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.
     In addition, the Company shall deliver to the Trustee, as soon as practicable and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
     Section 3.09. Additional Interest Notice. In the event that the Company is required to pay Additional Interest to the Noteholders pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Noteholders to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.
     Section 3.10. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
ARTICLE 4
Lists of Noteholders and Reports by the Company and the Trustee
     Section 4.01. Lists of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each June 1 and December 1 in each year beginning with June 1 and December 1, 2007, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

     Section 4.02. Preservation and Disclosure of Lists.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 4.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.
     (b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.
     Section 4.03. Reports by Trustee.
     (a) Within sixty (60) days after May 1 of each year commencing with May 1, 2007, the Trustee shall transmit to Noteholders such reports dated as of May 1 of each year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     (b) A copy of such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed, if any, and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.
     Section 4.04. Reports by Company.
     (a) The Company shall file with the Trustee and the Commission, and transmit to Noteholders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed with the Commission. The Company shall be deemed to have complied with the previous sentence to the extent that the Company shall have filed or furnished such information, documents or reports to the Commission via EDGAR (or any successor electronic delivery procedure).
     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).
ARTICLE 5
Defaults and Remedies
     Section 5.01. Events of Default. The following events shall be events of default (each, an “Event of Default”) with respect to the Notes:
     (a) default in any payment of interest (including Additional Interest, if any), and any payment of an Extension Fee or an Additional Extension Fee, if any, on any Note when due and payable and the default continues for a period of 30 days;
     (b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon required repurchase or upon declaration;
     (c) failure by the Company to comply with its obligation to convert the Notes into cash or a combination of cash and Common Stock, as applicable, upon exercise of a holder’s conversion right;
     (d) failure by the Company to comply with its obligations under Section 10.01;
     (e) failure by the Company to issue a Fundamental Change Repurchase Company Notice in accordance with Section 14.01(b) when due or to provide notice of a Fundamental Change pursuant to Section 13.01(d).
     (f) failure by the Company for 60 days to comply with any of its other agreements (other than a covenant or warranty or default in whose performance or whose breach is elsewhere in this Section specifically provided for) contained in the Notes or the Indenture after written notice of such default from the Trustee at the written direction of the holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company;

     (g) default by the Company or any Subsidiary of the Company in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $50 million in the aggregate of the Company and/or any such Subsidiary (other than debt for borrowed money secured only by the real property to which the debt relates and which is non-recourse to the Company or its Subsidiaries), whether such debt now exists or shall hereafter be created, which default results in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary;
     (h) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of the property of the Company or any of its Significant Subsidiaries, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or
     (i) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of the property of the Company and its Significant Subsidiaries, taken as a whole, and such involuntary case or other proceeding shall remain undismissed “ and unstayed for a period of ninety (90) consecutive days.
     In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(h) or Section 5.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, the Trustee may and, at the written request of the holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 7.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), the Trustee shall declare 100% of the principal of, and accrued and unpaid interest (including

Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding (except in regards to a Filing Default). If an Event of Default specified in Section 5.01(h) or Section 5.01(i) occurs and is continuing with respect to the Company, the principal of all the Notes and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration and amounts due to the Trustee pursuant to Section 6.06, and if (1) rescission and annulment of the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Responsible Officer of the Trustee in writing, promptly upon becoming aware thereof, of any Event of Default by delivering to the Trustee a statement specifying such Event of Default and any action the Company has taken, is taking or proposes to take with respect thereto.
     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.
     Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with Section 4.04(a) (the “Filing Default”), shall for the first 90 days after the occurrence of such Filing Default (the “First Extension Period”) consist exclusively of the right to receive an extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes (the “Extension Fee”) and will for the next 30 days after the expiration of the First Extension Period consist exclusively of the right to receive an additional extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes (the “Additional Extension Fee”). If the Company elects to pay the Extension Fee or the Additional Extension Fee, such fee shall be payable in respect of all Notes outstanding on the date on which the related Filing Default first occurs, which will be the 60th day after notice to the Company of its failure to so comply (the “Filing Default Date”). On or after such 90th day, or if the Company elects to pay the Additional Extension Fee, the 120th day (if the Filing Default has not been cured or waived prior to such 90th or 120th day, as applicable) after the Filing Default, the Trustee or the holders of not less than 25% in principal amount of the Notes may declare the principal of and accrued and unpaid interest (including Additional Interest) on all such Notes to be due and payable immediately. This provision shall not affect the rights of Noteholders in the event of the occurrence of any other Event of Default. In order to elect to pay the Extension Fee and, if applicable, the Additional Extension Fee as the sole remedy for a Filing Default during the first 90 or 120 days, as applicable, after the occurrence of such Event of Default, the Company shall notify, in the manner provided for in Section 15.03, the Noteholders and the Trustee of such election at any time on or before the Close of Business on the Filing Default Date. If the Extension Fee and, if applicable, the Additional Extension Fee is payable under this Section 5.01, on the date the Company elects to pay the Extension Fee or the Additional Extension Fee, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of Extension Fee and, if applicable, the Additional Extension Fee that is payable, and (ii) the Filing Default Date. The Extension Fee and the Additional Extension Fee shall be paid to the Holders entitled thereto within 15 days of the date on which the Company elected to pay such Extension Fee or Additional Extension Fee under this Section 5.01 (the “Filing Default Payment Date”). Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Extension Fee or Additional Extension Fee is payable. If the Extension Fee and, if applicable, the Additional Extension Fee has been paid by the Company directly to the persons entitled thereto, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

     Section 5.02. Payments of Notes on Default; Suit Therefor. In the event that the Trustee has, either upon its own initiative or upon the request of the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, declared the principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, the Notes, to be due and payable immediately in accordance with Section 5.01, and the Company shall have failed forthwith to pay such amounts, the Trustee, in its own name and as trustee of an express trust, after being furnished suitable indemnity pursuant to Section 6.01, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid (including such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith), and may prosecute any such action or proceeding to judgment or final degree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any Significant Subsidiary, as provided in Section 5.01(h) or Section 5.01(i), the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 6.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 6.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.
     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.
     Section 5.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First, to the payment of all amounts due the Trustee under Section 6.06;
     Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on the Notes in default in the order of the maturity of the installments of such interest;

     Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount (including, if applicable, payments in respect of the Conversion Obligation and Additional Shares) then owing and unpaid upon the Notes for principal and interest (including Additional Interest, if any), and Extension Fees and Additional Extension Fees, if any, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, without preference or priority of principal over interest or over extension fees, or of interest over principal or extension fees or of any installment of interest over any other installment of interest, or any extension fee over any other extension fee or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any; and
     Fourth, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
     Section 5.04. Proceedings by Noteholders. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding pursuant to Section 5.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 5.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.
     Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.
     Section 5.05. Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 5.06. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 5 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other power or remedy given hereunder or otherwise available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article 5 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient by the Trustee or by the Noteholders.
     Section 5.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 may, on behalf of the holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a Default in the payment of accrued and unpaid interest (including Additional Interest, if any) or Extension Fees or Additional Extension Fees, if any, on, or the principal of, the Notes when due which has not been cured pursuant to the provisions of Section 5.01, (ii) a failure by the Company to deliver cash and, if applicable, shares of Common Stock (and cash in lieu of fractional shares) upon conversion of the Notes, or (iii) a Default in respect of a covenant or provisions hereof which under Article 9 cannot be modified or amended without the consent of each holder of an outstanding Note affected thereby. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
     Section 5.08. Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees or Additional Extension Fees, if any, on, any of the Notes, in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of trust officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.
     Section 5.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the

Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 7.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, any Note on or after the due date expressed in such Note or in the Indenture or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 13.
ARTICLE 6
Concerning the Trustee
     Section 6.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have provided to the Trustee reasonable indemnity or security against loss, liability or expense.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that
     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be established by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith and either (i) believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or (ii) in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 7.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
     (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investments prior to its stated maturity or the failure of the party directing such investments prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
     (h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent or Conversion Agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 6 shall also be afforded to it in its capacity as such.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
     Section 6.02. Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 6.01:
     (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee from the Noteholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;
     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
     (g) the permissive rights of the Trustee enumerated herein shall not be construed as duties;
     (h) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); and
     (i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than through the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any holder of the Notes at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and the permissive rights of the Trustee enumerated herein shall not be construed as duties.
     Section 6.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with this Indenture or at the direction of the Company. Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum, prospectus or other disclosure material distributed with respect to the Notes.
     Section 6.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.
     Section 6.05. Monies to be Held in Trust. Subject to the provisions of Section 11.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
     Section 6.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation. of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company promptly will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 6.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Section 5.03, funds held in trust herewith for the benefit of the holders of particular Notes prior to the date of the accrual of such unpaid compensation or identifiable claim. The Trustee’s right to receive payment of any amounts due under this Section 6.06 shall not be subordinate to any other liability or Indebtedness of the Company. The obligation of the Company under this Section 6.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 6.06 shall extend to the officers, directors, agents and employees of the Trustee.
     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(h) or Section 5.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 6.07. Officers’ Certificate as Evidence. Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 6.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 6.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.10. Resignation or Removal of Trustee.
     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly, but in no event later than 60 days after such resignation or removal, appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the retiring Trustee resigns or is removed, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 5.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) (x) At any time at which no Default or Event of Default has occurred and is continuing or (y) in case at any time any of the following shall occur:

     (i) the Trustee shall fail to comply with Section 6.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months, or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case of (x) or (y), the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.
     (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 7.04, may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 6.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor Trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 6.11.
     Section 6.11. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such Trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 6.06.
     No successor Trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 6.08 and be eligible under the provisions of Section 6.09.
     Upon acceptance of appointment by a successor Trustee as provided in this Section 6.11, each of the Company and the successor Trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.
     Section 6.12. Succession by Merger, etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.13. Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
     Section 6.14. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such proposal specifying the action to be taken or omitted.
     Section 6.15. Authorization of Trustee to Take Other Action. The Trustee is hereby authorized and directed to enter into and take any actions or deliver such consents required by or requested under this Indenture and to take such other actions and enter into such other documents as directed by the Holders of a majority of outstanding aggregate principal amount of the Notes (except as expressly stated herein, including as set forth in Sections 5.01, 5.02 5.04 and Section 9.02). Subject to Section 9.02, if at any time any action by or the consent of the Trustee is required under this Indenture or any other document entered into by the Trustee at the direction of a majority of the Holders of outstanding aggregate principal amount of the Notes, such action or consent shall be taken or given by the Trustee upon the consent to such action by the Holders of a majority of outstanding aggregate principal amount of the Notes.

     The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction from the Holders of at least 25% in aggregate principal amount of the then outstanding Notes as expressly set forth herein, including as set forth in Sections 5.01, 5.02 and 5.04 or, if not expressly set forth herein, in accordance with the direction from the Holders of a majority of outstanding aggregate principal amount of Notes hereunder. This provision is intended solely for the benefit of the Trustee and its successor and assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any of the Notes or this Indenture, or confer any rights or benefits on any other party hereto.
ARTICLE 7
Concerning the Noteholders
     Section 7.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 8, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or such record are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or record or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action. Any request, demand, authorization, direction, notice, consent, waiver or other action by a Holder of any Note shall bind every future Holder of the same Note, and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted, or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 7.02. Proof of Execution by Noteholders. Subject to the provisions of Section 6.01, Section 6.02 and Section 8.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Noteholders’ meeting shall be proved in the manner provided in Section 8.06.
     Section 7.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the person in whose name such Note shall be registered upon the Note Register to be, and may treat such person as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes, following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
     Section 7.04. Company-owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
     Section 7.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.
ARTICLE 8
Noteholders’ Meetings
     Section 8.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 8 for any of the following purposes:
     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 5;
     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
     Section 8.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.
     Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
     Section 8.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.
     Section 8.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 8.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 8.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
     Subject to the provisions of Section 7.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 8.02 or Section 8.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
     Section 8.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02 or 8.03, as applicable. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 8.07. No Delay of Rights by Meeting. Nothing contained in this Article 8 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.
ARTICLE 9
Supplemental Indentures
     Section 9.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to cure any ambiguity, omission, defect or inconsistency;
     (b) to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture pursuant to Article 10;
     (c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);
     (d) to add guarantees with respect to the Notes;
     (e) to secure the Notes;
     (f) to add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;
     (g) to make any change that does not materially and adversely affect the rights of any holder;
     (h) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or
     (i) to provide for a successor trustee with respect to the notes.

     Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of such supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding.
     Section 9.02. Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article 7) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 7 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall:
     (a) reduce the percentage in aggregate principal amount of Notes the holders of which must consent to an amendment;
     (b) reduce the rate or amount, or extend the stated time for payment, of interest (including Additional Interest, if any) or Extension Fees or Additional Extension Fees, if any, on any Note;
     (c) reduce the principal, or extend the Maturity Date, of any Note;
     (d) make any change that adversely affects the conversion rights of any Notes;
     (e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments;
     (f) change the place or currency of payment of principal or interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, in respect of any Note;

     (g) impair the right of any holder to receive payment of principal of, and interest (including Additional Interest and, if any) and Extension Fees and Additional Extension Fees, if any, on, such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or
     (h) make any change in the provisions of this Article 9 that require each holder’s consent or in the waiver provisions in Section 5.01 and Section 5.07.
in each case without the consent of each holder of an outstanding Note affected.
     Notwithstanding the foregoing, any amendment to the Indenture or the Notes or waiver of compliance with a provision which (i) requires the consent of the Holders of the Notes in accordance with this Section 9.02, and (ii) similarly affects the holders of the Notes and the holders of the 2011 Notes, shall instead require the consent of the holders of at least a majority in principal amount of the then outstanding 2011 Notes and Notes voting together as a single class.
     Upon the written request of the Company, accompanied by a copy of the Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee shall not be obligated to enter into such supplemental indenture.
     It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under the Indenture becomes effective, the Company shall mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
     Section 9.03. Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, any other obligor hereunder and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 9.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
     Section 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture.
ARTICLE 10
Consolidation, Merger, Sale, Conveyance and Lease
     Section 10.01. Company May Consolidate, etc. on Certain Terms. Subject to the provisions of Section 10.02, the Company shall not consolidate with, merge with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets and properties to another Person, in a single transaction or a series of transactions, unless:
     (a) the resulting, surviving or transferee Person (the “Successor Company”) if not the Company shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and, to the extent that it is otherwise still operative, shall expressly assume all the obligations of the Company under the Registration Rights Agreement; and

     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
     For purposes of this Section 10.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
     Section 10.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, conveyance, transfer, lease or other disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, all of the Notes, the due and punctual conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company with the same effect as if the Successor Company had been named herein as the Company and thereafter, except in the case of a lease, the Company shall be relieved of all obligations under this indenture and the Notes. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance, transfer, lease or other disposition, the person named as the “Company” in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

     In case of any such consolidation, merger, conveyance, transfer, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
     Section 10.03. Officers’ Certificate and Opinion of Counsel to be Given to Trustee. No consolidation, merger, conveyance, transfer, lease or other disposition shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer, lease or other disposition and any such assumption complies with the provisions of this Article 10.
ARTICLE 11
Satisfaction and Discharge of Indenture
     Section 11.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, whether on the Maturity Date or on any earlier Fundamental Change Repurchase Date or upon conversion or otherwise, and the Company shall deposit with the Trustee, in trust, cash and shares of Common Stock, if applicable, sufficient to pay at maturity all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees or Additional Extension Fees, if any, due thereon, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except as to (i) the right of holders to receive payments of principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees or Additional Extension Fees, if any, and any unpaid Conversion Obligation and Additional Shares, if any, on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) the obligations of the Company under Section 6.06, and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 15.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
     Section 11.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due thereon for principal and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any.
     Section 11.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     Section 11.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, or accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, Notes and not applied but remaining unclaimed by the Noteholders for two years after the date upon which the principal of, or such accrued and unpaid interest or fees, if any, on, such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written request and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person. The Trustee shall, promptly after such payment of the principal of, and any accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, Notes, as described in this Section 11.04 and upon written request of the Company, return to the Company any funds in excess of the amount required for such payment.
     Section 11.05. Reinstatement. If (i) the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company’s obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that if the Company makes any payment of interest (including Additional Interest, if any) or Extension Fees or Additional Extension Fees, if any, on, or principal of, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors
     Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of, or accrued and unpaid interest (including Additional Interest, if any) or Extension Fees or Additional Extension Fees, if any, on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer or director or Subsidiary of the Company as such or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 13
Conversion of Notes
     Section 13.01. Conversion Privilege.
     (a) Subject to the conditions described in clause (i), (ii), and (iii) below, and upon compliance with the provisions of this Article 13, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the Close of Business on the scheduled Trading Day immediately preceding November 1, 2013 at a rate (the “Conversion Rate”) of 47.2813 shares of Common Stock (subject to adjustment by the Company as provided in Section 13.03) per $1,000 principal amount Note (the “Conversion Obligation”) under the circumstances and during the periods set forth below. On and after November 1, 2013, regardless of the conditions described in clause (i), (ii) and (iii) below, and upon compliance with the provisions of this Article 13, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at the Conversion Rate at any time prior to the Close of Business on the scheduled Trading Day immediately preceding the Maturity Date.
     (i) The Notes shall be convertible prior to November 1, 2013, during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such date and the Conversion Rate on such date, all as determined by the Trustee. The Trustee shall have no obligation to determine the Trading Price of the Notes unless requested by the Company to do so in writing, and the Company shall have no obligation to make such request unless a Noteholder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price at such time, at which time the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date. If the Trading Price condition set forth above has been met, the Company shall so notify the Noteholders. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date, the Company shall so notify the Noteholders.
     (ii) The Notes shall be convertible prior to the Maturity Date during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending March 31, 2007, if the Last Reported Sale Price of the Common Stock for twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day df the immediately preceding calendar quarter exceeds 130% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.
     (iii) The Notes shall be convertible prior to the Maturity Date as provided in Section 13.01(b), Section 13.01(c) and Section 13.01(d).
     (b) In the event that the Company elects to:

     (i) distribute to all or substantially all holders of the Common Stock rights entitling them to purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at a price less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or
     (ii) distribute to all or substantially all holders of Common Stock, assets or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the date of declaration of such distribution, then, in either case, holders may surrender the Notes for conversion at any time on and after the date that the Company provides notice to holders referred to in the next sentence until the earlier of the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date the Company announces that such distribution will not take place, even if the Notes are not otherwise convertible at such time. The Company shall notify holders of any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right at least twenty (20) Business Days prior to the Ex-Dividend Date for such distribution. Holders may not exercise this right if such holder participates in the distribution without conversion.
     (c) If the Company combines or consolidates with or merges with or into another Person or is a party to a binding share exchange or sells or conveys all or substantially all of its properties and assets in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, then holders may surrender Notes for conversion at any time from and after the date which is fifteen (15) scheduled Trading Days prior to the anticipated effective date of the transaction until and including the date that is fifteen (15) scheduled Trading Days after the effective date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change to which the provisions of Section 13.01 (d) shall apply. The Company will notify holders of Notes of the resulting conversion right at least fifteen (15) scheduled Trading Days prior to the anticipated effective date of such transaction. The Board of Directors shall determine in good faith the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company not later than two Business Days prior to the end of such 15-day period.
     (d) If the Company is a party to any transaction or event that constitutes a Fundamental Change, a holder may surrender Notes for conversion at any time from and after the date which is fifteen (15) scheduled Trading Days prior to the anticipated effective date of such transaction or event until and including the later of the date which is fifteen (15) scheduled Trading Days after the effective date of such transaction or event or the related Fundamental Change Repurchase Date. The Company shall give notice in writing to all record Noteholders and the Trustee of the Fundamental Change no later than fifteen (15) scheduled Trading Days prior to the anticipated effective date of the Fundamental Change. The Board of Directors shall determine in good faith the anticipated effective date of the Fundamental Change, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company not later than two Business Days prior to the end of such 15-day period.
     (e) (i) If a Noteholder elects to convert Notes at any time on or after the 15th scheduled Trading Day prior to the anticipated effective date of a Fundamental Change in connection with a Fundamental Change and prior to the Fundamental Change Repurchase Date, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 13.02(d) below. For purposes of this Section 13.01(e), a conversion shall be deemed to be “in connection” with a Fundamental Change to the extent that such conversion is effected during the time period specified in Section 13.01(d) (regardless of whether the provisions of clause (a)(i), (a)(ii), (b) or (c) of this Section 13.01 shall apply to such conversion).
     (ii) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $60.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 13.03), no Additional Shares will be added to the Conversion Rate, and (2) the Stock Price is less than $18.00 per share (subject to adjustment in the same manner as set forth in Section 13.03), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the number of additional shares of Common Stock issuable upon conversion in connection with a Fundamental Change exceed 8.2743 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 13.03).

     (iii) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 13.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).
     Section 13.02. Conversion Procedure.
     (a) Subject to Section 13.02(b), the Company will satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion in cash and shares of fully paid Common Stock, if applicable, by delivering, on the third Trading Day immediately following the last day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the related Observation Period; provided that the Company will deliver cash in lieu of fractional shares of Common Stock as set forth pursuant to clause (k) below. The Daily Settlement Amounts shall be determined by the Company promptly following the last day of the Observation Period.
     (b) Notwithstanding Section 13.02(a), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate on the later to occur of (1) the Effective Date and (2) the third Trading Day immediately following the last day of the applicable Observation Period.
     (c) Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 13.02(i) and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Note, (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B)

surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 13.02(i), and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in this Section 13.02(c).
     No Notice of Conversion with respect to any Notes may be tendered by a holder thereof if such holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 14.01, as the case may be.
     If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (d) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 13.02(a), except to the extent specified in Section 13.02(b). The Company shall make such delivery by paying the cash amount owed to the Conversion Agent or to the holder of the Note surrendered for conversion, or such holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to the Conversion Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).
     (e) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
     (f) If a holder submits a Note for conversion, the Company shall pay all documentary, stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the holder shall pay any such tax which is due because the holder requests any shares of Common Stock to be issued in a name other than the holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     (g) Except as provided in Section 13.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.
     (h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
     (i) Upon conversion, a Noteholder will not receive any separate cash payment for accrued and unpaid interest (including Additional Interest and Extension Fee, if any) and the Conversion Rate shall not be adjusted except as set forth below. The Company’s settlement of the Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note. Upon conversion, accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date shall be deemed forfeited. Notwithstanding the preceding sentence, if Notes are converted after the Close of Business on a record date, holders of such Notes as of the Close of Business on the record date will receive the interest (including Additional Interest, if any) payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the Close of Business on any regular record date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest (including Additional Interest, if any) payable on the Notes so converted; provided, however, that no such payment need be made (i) in connection with a conversion following the last regular record date preceding the Maturity Date; (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a record date and on or prior to the corresponding Interest Payment Date; or (iii) to the extent of any overdue interest existing at the time of conversion with respect to such Note. Except as described above, no payment or adjustment will be made for accrued interest (including Additional Interest, if any) on converted Notes.
     (j) The Person in whose name the certificate for any shares of Common Stock issued upon conversion is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Noteholder.
     (k) No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Common Stock on the last day of the applicable Observation Period.
     Section 13.03. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows; except that no adjustment shall be made to the Conversion Rate if Holders participate, as a result of holding the Notes, in any of the transactions described in this Section 13.03 without having to convert the Notes:
     (a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock or shall effect a share split or combination, the Conversion Rate shall be adjusted based on the following formula:

CR’= CR0 x	OS’ OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR’	=	the Conversion Rate in effect immediately on and after the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination, as the case may be; and

OS’	=	the number of shares of Common Stock outstanding immediately on and after the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination, as the case may be.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the record date fixed for such determination in the case of a dividend or distribution or following the effective date of such share split or combination. If any dividend or distribution of the type described in this Section 13.03(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, split or combination had not been declared.
     (b) In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period expiring within sixty (60) calendar days after the issuance thereof) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR’= CR0 x	OS0 + X OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such event;

CR’	=	the Conversion Rate in effect immediately on and after the Ex-Dividend Date for such event;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such event;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Ex-Dividend Date relating to such distribution.
Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the record date fixed for such determination. If such rights or warrants are not so issued, the Conversion Rate shall be immediately readjusted to be the Conversion Rate that would then be in effect if such record date for such distribution had not been fixed. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.
     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 13.03 (a)), evidences of its Indebtedness or other assets or property of the Company (including securities, but excluding dividends or distributions and rights or warrants covered by Section 13.03(b), Section 13.03(d) or Section 13.03(e) and distributions described below in this paragraph (c) with respect to Spin-Offs) (any of such shares of Capital Stock, Indebtedness, or other asset or property hereinafter in this Section 13.03(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’= CR0 x	SP0 SP0 – FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately on and after the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Ex-Dividend Date relating to such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date relating to such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the record date fixed for such distribution; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive, for each $1,000 principal amount of Notes upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 13.03(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.
     With respect to an adjustment pursuant to this Section 13.03(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off, will be increased based on the following formula:

CR’= CR0 x	FMV0 + MP0 MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR’	=	the Conversion Rate in effect immediately from and after the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after, and including, the effective date of the Spin-Off.
Such adjustment shall occur at the Close of Business on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the ten Trading Days following and including the effective date of any Spin-Off, references within this paragraph (c) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.
     Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.03 (and no adjustment to the Conversion Rate under this Section 13.03 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.03(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.03 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this Section 13.03(c), Section 13.03(a) and Section 13.03(b), any dividend or distribution to which this Section 13.03(c) is applicable that also includes shares of Common Stock to which Section 13.03(a) applies or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 13.03(b) applies, shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 13.03(b) applies (and any Conversion Rate adjustment required by this Section 13.03(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 13.03(a) and Section 13.03(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the record date” and “the date fixed for such determination” within the meaning of Section 13.03(a) and Section 13.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such event” within the meaning of Section 13.03(a).
     (d) In case the Company shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Stock (but excluding distributions covered by Section 13.03(c) or Section 13.03(e)), the Conversion Rate shall be adjusted based on the following formula:

CR’= CR0 x	SP0 SP0 — C

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately on and after the Ex-Dividend Date for such distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.
Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the record date fixed for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive, for each $1,000 principal amount upon conversion, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall be immediately readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 13.03(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 13.03(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’x OS’) OS0 x SP’

where

CR0	=	the Conversion Rate in effect on the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to become effective immediately prior to 9:00 a.m., New York City time, on the day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall be immediately readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.
     (f) For purposes of this Section 13.03, the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities, assets or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities, assets or other property, the date fixed for determination of stockholders entitled to receive such cash, securities, assets or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (g) In addition to those required by clauses (a), (b), (c), (d), and (e) of this Section 13.03, and to the extent permitted by applicable law and subject to the applicable rules of the principal U.S. national securities exchange on which our common stock is traded, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Notwithstanding the foregoing, in no event shall the Company increase the Conversion Rate pursuant to this Section 13.03(g) such that the number of shares of Common Stock required to be delivered upon conversion of the then-outstanding Notes would exceed 35,460,975 Shares. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.06 a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (h) All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 13.03. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, upon any subsequent adjustment, but in any case within one year of the first such adjustment carried forward, upon a Fundamental Change, or upon maturity. No adjustment to the Conversion Rate shall be made pursuant to Section 13.03(a)(other than an adjustment to the Conversion Rate for a share combination), Section 13.03(b), Section 13.03(c), Section 13.03(d) and Section 13.03(e) if the application of the applicable adjustment formula would result in a decrease in the Conversion Rate.
     (i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.06 of this Indenture, within twenty (20) days after the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (j) In any case in which this Section 13.03 provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution or the effective date of a share split or combination pursuant to Section 13.03(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 13.03(b), or (4) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 13.03(e) (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 13.03. For purposes of this Section 13.03(j), the term “Adjustment Event” shall mean:
     (i) in any case referred to in clause (1) hereof, the occurrence of such event,
     (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
     (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
     (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

     (k) For purposes of this Section 13.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (1) For the avoidance of doubt, if a holder converts Notes prior to the effective date of a Fundamental Change, and the Fundamental Change does not occur, the holder will not be entitled to an increased Conversion Rate in connection with such conversion.
     (m) Notwithstanding anything in this Article 13 (subject only to the provisions of the second succeeding sentence), the Conversion Rate shall not exceed 111.8594 shares per $1,000 principal amount of the Notes, equivalent to a Conversion Price of $8.94 per share of Common Stock, other than as a result of proportional adjustments to the Conversion Rate in the manner set forth in Section 13.03(a) and Section 13.03(b) (such limitations herein referred to as the “Conversion Rate Cap”). Other than as a result of such proportional adjustments to the Conversion Rate pursuant to Section 13.03(a) and Section 13.03(b) (subject only to the provisions of the next succeeding sentence), in no event will the shares issuable upon conversion of the Notes exceed 20% of the Common Stock of the Company outstanding before the issuance of the Notes or such other percentage as may subsequently be required by the NASD rules or any listing standards applicable to the Company. The Company shall not take any action if, as a result of such action, the adjustment to the Conversion Rate that would otherwise be made pursuant to the provisions of Section 13.03(c), Section 13.03(d) and Section 13.03(e) would result in a violation of NASD Rule 4350, as such rule or successor to such rule may be then in effect and interpreted by the NASD (or any similar rule of any U.S. national securities exchange which is the principal exchange upon which our common stock is listed). If such action would not result in a violation of NASD Rule 4350 (or any such similar rule), then the Conversion Rate Cap shall not apply to such action taken by the Company.
     Section 13.04. Shares to be Fully Paid; Compliance. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.
     Section 13.05. Effect of Reclassification, Consolidation, Merger or Sale.
     If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation, partnership, trust or limited liability company, or (iii) any conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company to any corporation, partnership, trust or limited liability company, in any case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:
     (a) the Company or the successor or purchasing corporation, partnership, trust or limited liability company, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.01(a) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, partnership, trust or limited liability company, as the case may be, in such reclassification, change, consolidation, merger, combination, conveyance, transfer, lease or other disposition then such supplemental indenture shall also be executed by such other corporation, partnership, trust or limited liability company and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 14 herein.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 13.05, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders.
     (b) Notwithstanding the provisions of Section 13.02(a) and Section 13.02(b), and subject to the provisions of Section 13.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes will be changed to a right to convert such Note by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a

Noteholder will be entitled thereafter to convert its Notes into cash (up to the aggregate principal amount thereof) and, in lieu of any shares of Common Stock otherwise deliverable, the same type (and in the same proportion) of Reference Property, based on the Daily Settlement Amounts of Reference Property in an amount equal to the applicable Conversion Rate, as described under Section 13.02(a). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, changes, consolidations, mergers, combinations, conveyances, transfers, leases or other dispositions of assets that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes in accordance with the provisions of Article 13 hereof prior to the effective date of such transaction.
     (c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at his address appearing on the Note Register provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 13.06. Certain Covenants.
     (a) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.
     The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.
     (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as practicable, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     (c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes.
     Section 13.07. Responsibility of Trustee. Notwithstanding any provision of this Indenture to the contrary, the Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.
     Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.05 relating either to the kind or amount of shares of stock or securities or property or asset (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 13.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 13.08. Notice to Holders Prior to Certain Actions.
     In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 13.03; or
     (b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants, or
     (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Note Register, provided for in Section 2.06 of this Indenture, as promptly as possible but in any event at least twenty (20) days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     Section 13.09. Stockholder Rights Plans. Upon conversion of the Notes, the holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any future stockholder rights plan the Company adopts unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan. If the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock, evidences of Indebtedness or assets as described in Section

13.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 13.10. Exchange in Lieu of Conversion. (a) Notwithstanding anything in this Indenture to the contrary, when a holder surrenders Notes for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the commencement of the relevant Observation Period, such Notes to a financial institution designated by the Company (a “Financial Institution”) for exchange in lieu of conversion.
     (b) In order to accept any such Notes surrendered for conversion, the Financial Institution must agree to deliver, in exchange for such Notes, cash and shares of Common Stock, if any, equal to the consideration due upon conversion as provided in Section 13.02.
     (c) By the Close of Business on the Trading Day immediately preceding the start of the Observation Period, the Company must notify the holder surrendering Notes for conversion that it has directed the Financial Institution to make an exchange in lieu of conversion and such Financial Institution must notify the Conversion Agent of the cash and shares of Common Stock, if any, to be delivered upon exchange.
     (d) If the Financial Institution accepts any such Notes, it will deliver the appropriate amount of cash and appropriate number of shares of Common Stock, if any, to the Conversion Agent and the Conversion Agent will deliver the cash and shares of Common Stock, if any, to the holder. Any Notes exchanged by such Financial Institution will remain outstanding.
     (e) If such Financial Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, or if such Financial Institution does not accept the Notes for exchange, the Company will, as promptly as practical thereafter, but not later than the third Trading Day immediately following the last day of the Observation Period, convert the Notes into cash and shares, if any, of Common Stock, pursuant to Section 13.02.
     In no event will the Company’s designation of a Financial Institution pursuant to this Section 13.10 require such Financial Institution to accept any Notes for exchange. The Company shall not be obligated to pay any consideration to, or otherwise enter into any agreement or arrangement with, a Financial Institution for or with respect to such designation pursuant to this Section 13.10.

ARTICLE 14
Repurchase of Notes at Option of Holders
     Section 14.01. Repurchase at Option of Holders Upon a Fundamental Change.
     (a) If a Fundamental Change occurs at any time, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) days and not more than thirty five (35) days after the date of the Fundamental Change Repurchase Company Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date is between a regular record date and the corresponding Interest Payment Date) (the “Fundamental Change Repurchase Price”).
     Repurchases of Notes under this Section 14.01 shall be made, at the option of the holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the Close of Business on the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”); and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 14.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof, and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 14.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note surrendered for repurchase.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 14.01(c).
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal amount of the Note so surrendered.
     (b) On or before the tenth day after the date on which any Fundamental Change occurs or is effective, the Company shall provide to all holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Repurchase Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in The City of New York, or publish the information on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Repurchase Company Notice shall specify:
     (i) the events causing the Fundamental Change;

     (ii) the date of the Fundamental Change;
     (iii) the Fundamental Change Repurchase Date and the last date on which a holder may exercise the repurchase right;
     (iv) the Fundamental Change Repurchase Price;
     (v) the name and address of the Paying Agent and the Conversion Agent;
     (vi) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (vii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the indenture;
     (viii) that the holder must exercise the repurchase right before the Fundamental Change Expiration Time;
     (ix) that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time, and
     (x) the procedures that holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 14.01.
     (c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Company Notice at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:
     (i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,
     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     (d) On or prior to 11:00 a.m. (local time in The City of New York) on the Business Day following the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money or securities sufficient to pay the Fundamental Change Repurchase Price on all of the Notes to be repurchased. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in Section 14.01) and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 14.01 by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (e) If the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to repurchase on the Business Day following the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest (including Additional Interest, if any) will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes.

ARTICLE 15
Miscellaneous Provisions
     Section 15.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
     Section 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by the Board of Directors or any committee thereof or any officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Successor Company that shall at the time be the lawful sole successor of the Company.
     Section 15.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California 95134, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.
     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at the address of such Noteholder as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 15.04. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE

PERFORMED THEREIN (WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     Section 15.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Section 15.06. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest (including Additional Interest, if any) shall accrue for the period from and after such date to the next succeeding Business Day.
     Section 15.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 15.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and any of their successors hereunder, and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 15.09. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 15.10. Authenticating Agent. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07 and Section 2.08, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 6.09.
     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.
     The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

     The provisions of Section 6.02, Section 6.03, Section 6.04, Section 7.03 and this Section 15.10 shall be applicable to any authenticating agent.
     Section 15.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 15.12. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA PATRIOT Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ William Porter
	Name:	William Porter
	Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

/s/ Richard L. Buckwalter
Richard L. Buckwalter
Vice President

[Signature Page of the Indenture for the 2013 Notes]

SCHEDULE A

	Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$
	18.00	20.00	22.50	25.00	27.50	30.00	35.00	40.00	45.00	50.00	55.00	60.00
December 15, 2006	8.2743	6.4512	4.8932	3.8393	3.1010	2.5661	1.8590	1.4200	1.1222	0.9061	0.7414	0.6115
December 15, 2007	8.2743	6.3488	4.7097	3.6253	2.8832	2.3580	1.6844	1.2798	1.0110	0.8179	0.6711	0.5552
December 15, 2008	8.2743	6.1312	4.4188	3.3167	2.5849	2.0823	1.4625	1.1055	0.8739	0.7091	0.5840	0.4847
December 15, 2009	8.2743	5.8548	4.0555	2.9386	2.2263	1.7571	1.2087	0.9103	0.7221	0.5891	0.4877	0.4066
December 15, 2010	8.2743	5.5165	3.6043	2.4758	1.7976	1.3779	0.9253	0.6978	0.5584	0.4596	0.3832	0.3213
December 15, 2011	8.2743	5.0599	2.9990	1.8780	1.2696	0.9324	0.6148	0.4716	0.3841	0.3199	0.2690	0.2269
December 15, 2012	8.2743	4.3400	2.0716	1.0447	0.6114	0.4290	0.2979	0.2403	0.2000	0.1682	0.1422	0.1205
December 15, 2013	8.2743	2.7187	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE IF NOTE IS A RESTRICTED SECURITY — THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO CADENCE DESIGN SYSTEMS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). THIS LEGEND WILL BE REMOVED UPON THE EARLIER

OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.
[INCLUDE IF NOTE IS A GLOBAL NOTE — THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

CADENCE DESIGN SYSTEMS, INC.
1.500% Convertible Senior Notes due 2013

No. 1	$250,000,000
CUSIPNo. 127387 AE8
ISIN: US127387 AE81
     Cadence Design Systems, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred Fifty Million Dollars or such other principal amount as shall be set forth on Schedule I hereto on December 15, 2013.
     This Note shall bear interest at the rate of 1.500% per year from December 19, 2006 or from the most recent date to which interest had been paid or provided. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing June 15, 2007, to holders of record at the Close of Business on the preceding June 1 and December 1, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including December 19, 2006 if no interest has been paid hereon) to but excluding such Interest Payment Date.
     Payment of the principal of and interest (including Additional Interest, if any) accrued on this Note shall be made at the office or agency off the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, interest may be paid by check mailed to such holder’s address as it appears in the Note Register; provided, further, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Company, interest on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States supplied by such holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable record date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash and Common Stock, if any, of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed therein.
     This Note shall not be valid or become obligatory for any purpose until (a) this Note shall have been signed in the name and on behalf of the Company by the manual or facsimile signature of any officer of the Company authorized to do so under the Indenture and (b) the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CADENCE DESIGN SYSTEMS, INC.
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Trustee, certifies that this is one of the
Notes described in the within-named
Indenture.

By:
Name:
Authorized Officer:

[FORM OF REVERSE OF NOTE]
CADENCE DESIGN SYSTEMS, INC.
1.500% Convertible Senior Notes due 2013
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.500% Convertible Senior Notes due 2013 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of December 19, 2006 (herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     [INCLUDE IF NOTE IS A GLOBAL NOTE — In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]
     [INCLUDE IF NOTE IS A RESTRICTED SECURITY — Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such Note designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, all Notes, may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 9.02 of the Indenture, without the consent of each holder of an outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest (including Additional Interest, if any) and Extension Fees and Additional Extension Fees, if any, on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.
     The Notes are not subject to redemption through the operation of any sinking fund.

     Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest (including Additional Interest, if any) to but excluding the Fundamental Change Repurchase Date and Extension Fees and Additional Extension Fees, if any. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof by the date specified in the Indenture.
     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, on and after November 1, 2013, or earlier upon the occurrence of certain conditions specified in the Indenture and prior to the Close of Business on the Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Notice of Conversion, a form of which is attached to the Note, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable upon conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The initial Conversion Rate shall be 47.2813 shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
     No recourse for the payment of the principal of, or accrued and unpaid interest (including Additional Interest, if any) or Extension Fees or Additional Extension Fees, if any, on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

[FORM OF CONVERSION NOTICE]
To: CADENCE DESIGN SYSTEMS, INC.
       DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that the cash and shares, if any, issuable and deliverable upon such conversion, together with any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

For Physical Delivery of Shares:

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

For Book-Entry Delivery of Shares:

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

DTC Participant Name:

DTC Participant Number:

Deliver Notes (if any) via Book-Entry Delivery to:

DTC Participant Name:

DTC Participant Number:

Principal amount to be converted
(if less than all): $ ,000

Social Security or Other Taxpayer
Identification Number:

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: Cadence Design Systems, Inc.
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Cadence Design Systems, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.
Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $_,000

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[ASSIGNMENT FORM]
     For value received                                         hereby sell(s) assign(s) and transfer(s) unto                                                             (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Note is being transferred:

☐	To Cadence Design Systems, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has become effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;
and unless the Note has been transferred to Cadence Design Systems, Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.
     Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar,

which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
     NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Fundamental Change, or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

Schedule 1
CADENCE DESIGN SYSTEMS, INC.
1.500% Convertible Senior Notes Due 2013

No.	1

		Notation Explaining	Authorized
	Principal	Principal Amount	Signature of Trustee
Date	Amount	Recorded	or Custodian